Exhibit 10.15.2

                 SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT
                 -----------------------------------------------


         SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT ("Agreement"), dated as of May 1, 2002, by and between TRAILER BRIDGE, INC. ("Borrower") and GENERAL ELECTRIC CAPITAL CORPORATION ("Lender").

                              W I T N E S S E T H:
                              -------------------

         WHEREAS, Lender and Borrower have entered into certain financing arrangements pursuant to the Loan and Security Agreement, dated as of December 27, 2000, by and between General Electric Capital Corporation, as Lender, and Borrower (and as amended hereby, and as the same may have heretofore been or may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement"); and

         WHEREAS, Borrower is in default under the Loan Agreement by (i) its failure to pay certain Indebtedness when due, specifically the September 28, 2001 payments due under the June 23, 1997 Trust Indenture between Borrower and State Street Bank and Trust Company and the December 4, 1997 Trust Indenture between Borrower and State Street Bank and Trust Company (the "September, 2001 Bond Payment"), (ii) its failure to make its regularly scheduled payment to Lender in respect of the Term Loan on January 1, 2002, (iii) its failure to comply with the Fixed Charge Coverage Ratio set forth in Schedule G to the Loan Agreement for the Fiscal Quarter ended September 30, 2001 and the Fiscal Quarter ended December 31, 2001, (iv) its failure to comply with the Tangible Net Worth covenant set forth in Schedule G to the Loan Agreement for the Fiscal Quarter ended December 31, 2001, (v) its failure to comply with the Annual Capital Expenditures limitation set forth in Schedule G to the Loan Agreement for the Fiscal Year ended December 31, 2001, (vi) the placing of liens on certain titled Equipment, and (vii) its sale of certain assets without the prior written consent of Lender, in violation of Section 5 (f) of the Loan Agreement and the failure to turn over the proceeds of such sale to Lender (collectively, the "Existing Defaults"); and

         WHEREAS, the circumstances described herein as the Existing Defaults constitute an Event of Default under the Loan Agreement; and

         WHEREAS, Borrower has requested that Lender (i) waive the Existing Defaults, (ii) consent to the Estate Loan and the Interim Loan (both as defined below) and consent to the issuance by Borrower of $2 million of convertible preferred stock, (iii) continue to provide further Revolving Credit Loans and other financial accommodations to Borrower, (iv) extend Borrower's time for the payment of certain Obligations due in respect of the Term Loan, (v) consent to the change in the composition of the Borrower's Board of Directors, and (vi) agree to certain amendments to the Loan Agreement in connection therewith; and

         WHEREAS, Lender is willing to agree to the foregoing, subject to the terms and conditions specified herein; and

         WHEREAS, by this Agreement, Lender and Borrower desire and intend to evidence such waiver, amendments and consents.

         NOW, THEREFORE, in consideration of the foregoing, and the respective agreements, warranties and covenants contained herein, the parties hereto agree, covenant and warrant as follows:

SECTION 1.    DEFINITIONS

         1.1 Interpretation. All capitalized terms used herein (including the recitals hereto) shall have the respective meanings assigned thereto in the Loan Agreement unless otherwise defined herein.

         1.2 Additional Definitions. As used herein, the following terms shall have the respective meanings given to them below:

                (a)     "Estate" shall mean the Estate of M.P. McLean.

                (b) "Estate Priority Collateral" shall mean the Estate's first priority Lien on the Designated Equipment more particularly set forth on Schedule A hereto, and its second priority Lien on the Designated Headquarters Facility, as more particularly set forth on Exhibit B hereto.

                (c) "Estate Loan" shall mean the loan made to the Borrower by the Estate, or the Estate's affiliate, Transportation Receivables 1992, LLC, in the amount of $5,000,000, which loan is secured by the Estate Collateral.

                (d) "Interim Loan" shall mean the loan made to the Borrower by Transportation Receivables 1992, LLC, in the amount of $4,000,000, pending the completion of the Estate Loan and the issuance by Borrower of $2,000,000 of convertible preferred stock. The Interim Loan is evidenced by a promissory note in the original principal amount of $4,000,000, which note, and any and all other obligations under the Interim Loan, shall be terminated as of the closing of the Estate Loan.


SECTION 2.    ACKNOWLEDGMENT

         2.1 Acknowledgment of Obligations. Borrower hereby acknowledges, confirms and agrees that as of the close of business on May 1, 2002, Borrower is indebted to Lender in respect of the Revolving Credit Loans in the principal amount of $5,213,931.29, and the Term Loan in the amount of $10,000,000.04. All such Loans, together with interest accrued and accruing thereon, and fees, costs, expenses and other charges now or hereafter payable by Borrower to Lender, are unconditionally owing by Borrower to Lender, without offset, defense or counterclaim of any kind, nature or description whatsoever.

         2.2 Acknowledgment of Security Interests. Borrower hereby acknow-ledges, confirms and agrees that Lender has and shall continue to have valid, enforceable and perfected liens upon and security interests in the Collateral heretofore granted to Lender pursuant to the Loan Documents or otherwise granted to or held by Lender.

         2.3 Binding Effect of Documents. Borrower hereby acknowledges, confirms and agrees that: (a) each of the Loan Documents to which it is a party has been duly executed and delivered to Lender by Borrower, and each is in full force and effect as of the date hereof, (b) the agreements and obligations of Borrower contained in such documents and in this Agreement constitute the legal, valid and binding Obligations of Borrower, enforceable against it in accordance with their respective terms, and Borrower has no valid defense to the enforce-ment of such Obligations, and (c) Lender is and shall be entitled to the rights, remedies and benefits provided for in the Loan Documents and applicable law.


SECTION 3.    WAIVER OF CERTAIN EVENTS OF DEFAULT.

         3.1 Acknowledgment of Defaults. Borrower hereby acknowledges and agrees that the Existing Defaults have occurred and that, as of the date hereof, the failure to make the September, 2001 Bond payment has been cured by the Borrower and that, as of this date, the remaining Existing Defaults are continuing, which Existing Defaults constitute Events of Default and entitles Lender to exercise its rights and remedies under the Financing Agreements, applicable law or otherwise.

         3.2 Waiver of Existing Defaults. Lender hereby waives the Existing Defaults.

         3.3    No Other Waivers; Reservation of Rights.

                (a) Except for the Existing Defaults, Lender has not waived, is not by this Agreement waiving, and has no intention of waiving, any Events of Default which may be continuing on the date hereof or any other Events of Default which may occur after the date hereof, and Lender has not agreed to forbear with respect to any of its rights or remedies concerning any Events of Default which may have occurred or are continuing as of the date hereof or which may occur after the date hereof.

                (b) Except for the Existing Defaults, Lender reserves the right, in its discretion, to exercise any or all of its rights and remedies under the Loan Agreement and the other Financing Agreements as a result of any other Events of Default which may be continuing on the date hereof or any Event of Default which may occur after the date hereof, and Lender has not waived any of such rights or remedies, and nothing in this Agreement, and no delay on its part in exercising any such rights or remedies, should be construed as a waiver of any such rights or remedies.

SECTION 4.    AMENDMENTS AND CONSENT.

         4.1    Consent to the Estate Loan.

                    Notwithstanding any prohibition contained in the Loan Agreement, and subject to the terms and conditions contained herein, Lender hereby consents to the Estate Loan, provided that:

                (a) The terms and provisions of the Estate Loan and the issuance by Borrower of $2,000,000 of convertible preferred stock are acceptable to Lender;

                (b) The Interim Loan is terminated and satisfactory evidence thereof is delivered to Lender; and

                (c) Within three (3) days from the date hereof, Lender receives from the Estate an executed Intercreditor Agreement on terms acceptable to Lender in its sole discretion.

         4.2    Consent to the Change in the Borrower's Board of Directors.

                     Notwithstanding any prohibition contained in the Loan Agreement, and subject to the terms and conditions contained herein, Lender hereby consents to the change in the composition of the Borrower's Board of Directors, provided that the members of the new Board of Directors is as set forth on Schedule B hereto.

         4.3    Term Loan Payments.

                (a) Notwithstanding anything to the contrary contained in the Term Note, with respect to the regularly scheduled Term Loan payments due on April 1, 2002 and July 1, 2002, respectively, Lender agrees, as an accommodation to Borrower, that such payments shall be made in six (6) consecutive monthly installments of $142,857.14 each, commencing on April 1, 2002 and continuing on the first day of each of the five consecutive calendar months thereafter. Except for such payments, all other Term Loan payments of principal shall be repaid in accordance with the terms of the Term Note in effect on the date hereof.

                (b) The failure of the Borrower to make the payments set forth in Section 4.3(a) above by the time prescribed therein shall be an Event of Default.

                (c) The accommodations set forth in Section 4.3(a) above is a one time accommodation by Lender to Borrower and shall not extend, modify or defer or be deemed to extend, modify or defer, the payment of any other amounts due under the Loan Agreement and the other Loan Documents.

         4.4 Grant of Security Interest. (a) Section 6.1(a) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                "(a) As collateral security for the prompt and complete payment and performance of the Obligations, Borrower hereby grants to the Lender a security interest in and Lien upon all of its property and assets, whether real or personal, tangible or intangible, and whether now owned or hereafter acquired, or in which it now has or at any time in the future may acquire any right, title, or interest, including all of the following property in which it now has or at any time in the future may acquire any right, title or interest: all Accounts; all Deposit Accounts, other bank accounts and all funds on deposit therein; all money, cash and cash equivalents; all Investment Property; all Stock; all Goods (including Inventory, Equipment and Fixtures); all Chattel Paper, Documents and Instruments; all Books and Records; all General Intangibles (including all Intellectual Property, contract rights, choses in action, Payment Intangibles and Software); all Letter-of-Credit Rights; all Supporting Obligations; the Designated Equipment and the Designated Headquarters Facility and to the extent not otherwise included, all Proceeds, tort claims, insurance claims and other rights to payment not otherwise included in the foregoing and products of all and any of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of, each of the foregoing, but excluding in all events Hazardous Waste (all of the foregoing, together with any other collateral pledged to the Lender pursuant to any other Loan Document, collectively, the "Collateral")."

                (b) Section 6.1(b) of the Loan Agreement is hereby amended by inserting the following new sentence at the end thereof:

                "Borrower shall promptly, and in any event within two (2) Business Days after the same is acquired by it, notify Lender of any commercial tort claim (as defined in the Code) acquired by it and unless otherwise consented by Lender, Borrower shall enter into a supplement to this Loan Agreement granting to Lender a Lien in such commercial tort claim."

                (c) Borrower agrees to execute and deliver such documents and agreements as Lender shall request so that on or prior to May 24, 2002, Lender has a perfected Lien on the Designated Equipment and on the Designated Headquarters Facility. In the event that Lender's Lien on the Designated Equipment is not perfected by May 17, 2002 or Lender's Lien on the Designated Headquarters Facility is not perfected by May 24, 2002, the same shall constitute an Event of Default under the Loan Agreement.

                (d) Notwithstanding anything to the contrary contained herein or in the Loan Agreement, and provided that no Event of Default exists
(i) Lender will release its Lien on the Designated Headquarters Facility, provided that contemporaneously with the release of its Lien on the Designated Headquarters Facility, Lender receives, in cash, a prepayment in respect of the Obligations in the amount of $325,000, and (ii) Lender will release its Lien on the Designated Equipment, provided that Lender receives, in cash, a prepayment in respect of the Obligations in the amount of $250,000, which prepayment shall be made by the Borrower from proceeds received from any Person (other than Lender) in connection with the payment in full or refinancing of the Estate Loan. Notwithstanding any release of lien by Lender contemplated by this Section 4.4(d), the terms and provisions of the Intercreditor Agreement between Lender and Transportation Receivables 1992, Inc. will remain if full force and effect.

         4.5 Supplemental Reserve. In addition to Lender's continuing right to establish reserves, Borrower hereby expressly acknowledges and consents to the establishment by Lender of a reserve, effective as of the date hereof, in the amount of $2,000,000 (the "Supplemental Reserve"). Upon the establishment of the Supplemental Reserve, Lender shall release the Fixed Charge Coverage Reserve. Upon payment in full of the Term Loan, and provided that no Default or Event of Default exists or is continuing at such time, Lender will release the Supplemental Reserve.

         4.6 Attorney-in-Fact. The last sentence of Section 6.3 of the Loan Agreement is hereby deleted in its entirety and the following new sentences are hereby inserted in lieu thereof:

                "Borrower also hereby (i) authorizes Lender to file any financing statements, continuation statements or amendments thereto that (x) indicate the Collateral (1) as all assets of Borrower (or any portion of Borrower's assets) or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Code of such jurisdiction, or (2) as being of an equal or lesser scope or with greater detail, and (y) contain any other information required by Part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment and
                (ii) ratifies its authorization for Lender to have filed any initial financial statements, or amendments thereto if filed prior to the date hereof. Borrower acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of Lender and agrees that it will not do so without the prior written consent of Lender, subject to Borrower's rights under Section 9-509(d)(2) of the Code."

         4.7 Definitions. (a) Each definition from Schedule A to the Loan Agreement set forth on Schedule A hereto is hereby amended and restated in its entirety to read as set forth on Schedule A hereto.

                (b) The following defined terms are hereby added to Schedule A to the Loan Agreement in appropriate alphabetical order:

                "Deposit Accounts" means all "deposit accounts" as such term is defined in the Code, now or hereafter held in the name of any Person.

                "Fixtures" means all "fixtures" as such term is defined in the Code, now owned or hereafter acquired by any Person.

                "Letter-of-Credit Rights" means "letter-of-credit rights" as such term is defined in the Code, now owned or hereafter acquired by any Person, including rights to payment or performance under a letter of credit, whether or not such Person, as beneficiary, has demanded or is entitled to demand payment or performance.

                "Payment Intangibles" means all "payment intangibles" as such term is defined in the Code, now owned or hereafter acquired by any Person.

                "Software" shall mean all "software" as such term is defined in the Code, now owned or hereafter acquired by any Person, other than software embedded in any category of Goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.

                "Supporting Obligations" means all "supporting obligations" as such term is defined in the Code, including letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments, or Investment Property.

         4.8    Representations and Warranties. The first sentence of Section
3.2 of the Loan Agreement is hereby deleted in its entirety and the following new sentence is hereby inserted in lieu thereof:

                "(a) Borrower's name as it appears in official filing in the state of its incorporation or organization, (b) the type of entity of Borrower, (c) the organizational identification number issued by Borrower's state of incorporation or organization or a statement that no such number has been issued, (d) Borrower's state of organization or incorporation, and (e) the location of Borrower's chief executive office, corporate offices, warehouses, other locations of Collateral and locations where records with respect to Collateral are kept (including in each case the county of such locations) are as set forth in Disclosure Schedule (3.2) and, except as set forth in such Disclosure Schedule, such locations have not changed during the preceding twelve months."

         4.9 Negative Covenants. Section 5(g) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                "(g) change (i) its name as it appears in official filings in the state of its incorporation or organization, (ii) its chief executive office, corporate offices, warehouses or other Collateral locations, or location of its records concerning the Collateral, (iii) the type of legal entity that it is,
                (iv) its organization identification number, if any, issued by its state of incorporation or organization, or (v) its state of incorporation or organization, or acquire, lease or use any real estate after the Closing Date without such Person, in each instance, giving thirty (30) days' prior written notice thereof to Lender and taking all actions deemed necessary or appropriate by Lender to continuously protect and perfect Lender's Liens upon the Collateral;

         4.10   Disclosure Schedule 3.2. Attached hereto is Disclosure Schedule
3.2 reflecting the information required by Section 3.2 of the Loan Agreement, as amended hereby.

         4.11 Financial Covenants. Schedule G-Financial Covenants to the Loan Agreement is hereby amended and restated in its entirety and replaced by a new Schedule G-Financial Covenants attached hereto as Exhibit 1.

          4.12 Interest. Subsection (a) Section 1.5 Interest of the Loan Agreement is hereby amended and restated in its entirety as follows:

         "(a) Borrower shall pay interest to Lender on the aggregate outstanding Revolving Credit Advances at a floating rate equal to the Index Rate plus 3.75% percent per annum (the "Revolving Credit Rate"). Borrower shall pay interest to Lender on the Term Loan at a floating rate equal to the Index Rate plus 5% percent per annum (the "Term Loan Rate"). All computations of interest shall be made by Lender on the basis of a three hundred sixty (360) day year, in each case for the actual number of days occurring in the period for which such interest or fee is payable. Each determination by Lender of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error. In no event will Lender charge interest at a rate that exceeds the highest rate of interest permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable."

         4.13 Fixed Charge Coverage Reserve. As of the date hereof, the Fixed Charge Coverage Reserve shall be released and shall be of no further force or effect. All references in the Loan Agreement to the Fixed Charge Coverage Reserve, including the definition thereof in Schedule A to the Loan Agreement, are hereby removed from the Loan Agreement.

         4.14 Prepayment Fee. Notwithstanding anything to the contrary contained in Schedule E-Fees to the Loan Agreement, and provided no Default or Event of Default exists or is continuing at the time, (i) if the Borrower repays in full all Obligations on or before June 30, 2002, then Lender will waive the Prepayment Fee, and (ii) if the Borrower repays in full all amounts due and owing under the Term Loan on or before September 30, 2002, then Lender will waive the Prepayment Fee solely as it relates to the Term Loan.

         4.15 Events of Default. Section 7.1(a)(i) of the Loan Agreement is hereby amended and restated in its entirety as follows:

         "(i) fails to make any payment of principal of, or interest on, or Fees owing in respect of, the Loans, any of the other Obligations or any Scheduled Principal Payments (as defined in Schedule G-Financial Covenants) when due and payable, or"


SECTION  5.   REPRESENTATIONS, WARRANTIES AND COVENANTS

         Borrower hereby represents, warrants and covenants with and to Lender as follows:

         5.1 Representations in Loan Documents. Each of the representations and warranties made by or on behalf of Borrower to Lender in any of the Loan Documents was true and correct when made and in all material respects is true and correct on and as of the date of this Agreement with the same full force and effect as if each of such representations and warranties had been made by Borrower on the date hereof and in this Agreement.

         5.2 No Event of Default. Other than the Existing Defaults, no Event of Default exists as of the date of this Agreement.

         5.3 Bond Payment. Borrower covenants that as of the date hereof Borrower has made that portion of the March, 2002 Bond Payment required to be paid pursuant to Borrower's agreement with the trustee of the MARAD Title XI Debt and agrees to provide to Lender evidence of such payment within three (3) days of the date hereof.

         5.4 Binding Effect of Documents. This Agreement and the other Loan Documents have been duly executed and delivered to Lender by Borrower and are in full force and effect, as modified hereby and the agreements and obligations of Borrower contained herein constitute legal, valid and binding obligations of the Borrower enforceable against Borrower in accordance with their terms.

         5.5 Compliance. In addition to the Events of Default defined in the Loan Documents, failure of Borrower to comply with the covenants, conditions and agreements contained herein shall immediately, without further notice or demand of any kind, constitute an Event of Default under the Loan Documents.

         5.6 No Conflict, Etc. The execution, delivery and performance of this Agreement by Borrower will not violate any requirement of law or contractual obligation of Borrower and will not result in, or require, the creation or imposition of any Lien on any of Borrower's properties or revenues, except in favor of Lender.

SECTION 6.    CONDITIONS TO EFFECTIVENESS OF CERTAIN PROVISIONS OF THIS
              AGREEMENT

         This Agreement shall be effective as of the date first above written, and such effectiveness shall be subject to the receipt by Lender of each of the following, in form and substance satisfactory to Lender:

                (a) an original of this Agreement, duly authorized, executed and delivered by Borrower;

                (b) evidence that the Borrower has received the proceeds of the Estate Loan;

                (c) payment of the fees and disbursements of counsel to Lender incurred in connection with the preparation, negotiation, execution and delivery of this Agreement and the transactions hereunder; and

                (d) any and all such further instruments and documents as Lender may require to obtain the full benefits of this Agreement and to protect, preserve and maintain Lender' rights in the Collateral.

SECTION 7.    PROVISIONS OF GENERAL APPLICATION

         7.1 Effect of this Agreement. Except as modified pursuant hereto, no other changes or modifications to the Loan Documents are intended or implied and in all other respects the Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Agreement and the other Loan Documents, the terms of this Agreement shall control. The Loan Agreement and this Agreement shall be read and construed as one agreement.

         7.2 Costs and Expenses. Borrower absolutely and unconditionally agree to pay to the Lender, on demand by the Lender at any time and as often as the occasion therefor may require, whether or not all or any of the transactions contemplated by this Agreement are consummated: all reasonable fees and disbursements of any counsel to Lender in connection with the preparation, negotiation, execution, or delivery of this Agreement and any agreements delivered in connection with the transactions contemplated hereby and expenses which shall at any time be incurred or sustained by the Lender or any participant of Lender or any of their respective directors, officers, employees or agents as a consequence of or in any way in connection with the preparation, negotiation, execution, or delivery of this Agreement and any agreements prepared, negotiated, executed or delivered in connection with the transactions contemplated hereby.

         7.3 Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or desirable to effectuate the provisions and purposes of this Agreement.

         7.4 Binding Effect. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

         7.5 Survival of Representations and Warranties. All representations and warranties made in this Agreement or any other document furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely upon them.

         7.6 Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

         7.7 Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.

         7.8 Counterparts. This Agreement may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.



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

        IN WITNESS WHEREOF, this Agreement is executed and delivered as of the day and year first above written.

                                       TRAILER BRIDGE, INC.

                                       By:______________________________________

                                       Title:___________________________________



                                       GENERAL ELECTRIC CAPITAL
                                          CORPORATION

                                       By:______________________________________

                                       Title:     Duly Authorized Signatory
                                              ----------------------------------



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


                                   SCHEDULE A
                                   ----------

"Account Debtor" means any Person who is or may become obligated with respect to, or on account of, an Account, Chattel Paper or General Intangibles (including a Payment Intangible).

"Accounts" means all "accounts," as such term is defined in the Code, now owned or hereafter acquired by any Person, including: (i) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper or Instruments) (including any such obligations that may be characterized as an account or contract right under the
Code); (ii) all of such Person's rights in, to and under all purchase orders or receipts for goods or services; (iii) all of such Person's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods); (iv) all rights to payment due to such Person for Goods or other property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Person or in connection with any other transaction (whether or not yet earned by performance on the part of such Person), ; (v) all health care insurance receivables; and (vi) all collateral security of any kind given by any Account Debtor or any other Person with respect to any of the foregoing.

"Chattel Paper" means all "chattel paper," as such term is defined in the Code, including electronic chattel paper, now owned or hereafter acquired by any Person.

"Code" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Lender's Lien on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Agreement relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions; provided further, that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern.

"General Intangibles" means all "general intangibles," as such term is defined in the Code, now owned or hereafter acquired by any Person, including all right, title and interest that such Person may now or hereafter have in or under any Contract, all Payment Intangibles, customer lists, Licenses, Intellectual Property, interests in partnerships, joint ventures and other business associations, permits, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials, Books and Records, Goodwill (including the Goodwill associated with any Intellectual Property), all rights and claims in or under insurance policies (including insurance for fire, damage, loss, and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key-person, and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit accounts, rights to receive tax refunds and other payments, rights to received dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Stock and Investment Property, and rights of indemnification.

"Goods" means all "goods," as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located, including embedded software to the extent included in "goods" as defined in the Code, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

"Inventory" means all "inventory," as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located, including all inventory, merchandise, goods and other personal property that are held by or on behalf of such Person for sale or lease or are furnished or are to be furnished under a contract of service or that constitute raw materials, work in process, finished goods, returned goods, or materials or supplies of any kind, nature or description used or consumed or to be used or consumed in such Person's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

"Proceeds" means "proceeds," as such term is defined in the Code and, in any event, shall include: (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Borrower from time to time with respect to any Collateral; (ii) any and all payments (in any form whatsoever) made or due and payable to Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any Collateral by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority); (iii) any claim of Borrower against third parties
(a) for past, present or future infringement of any Intellectual Property or (b) for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License; (iv) any recoveries by Borrower against third parties with respect to any litigation or dispute concerning any Collateral, including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Collateral; (v) all amounts collected on, or distributed on account of, other Collateral, including dividends, interest, distributions and Instruments with respect to Investment Property and pledged Stock; and (vi) any and all other amounts , rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Collateral and all rights arising out of Collateral.

                                   SCHEDULE B
                                   ----------

           Members of Borrower's Board of Directors as of May 1, 2002
           ----------------------------------------------------------

                                    Artis E. James
                                    Nickel van Reesema
                                    Peter S. Shaerf
                                    John D. McCown
                                    William G. Gotimer, Jr.
                                    Malcom p. McLean, Jr.*
                                    Greggory B. Mendenhall*
                                    F. Duffield Meyercord*

*Nominated to be appointed to Board by no later than May 31, 2002

                            DISCLOSURE SCHEDULE (3.2)

                    CHIEF EXECUTIVE OFFICE & CORPORATE NAMES


Official Name                                 Type of Entity (e.g., corporation,
-------------                                 partnership, limited partnership,
                                              limited liability company)


Organization Identification Number
Issued by State of Incorporation or
Organization Or Statement that no such                        State of
number has been issued                             Incorporation or Organization
---------------------------------------            -----------------------------




Chief Executive Office                                 County/State
----------------------                                 ------------
157 East 57th Street                                   New York county, New York
Suite 19D
New York, New York 10022



Locations of Inventory and other Collateral          County/State
-------------------------------------------          ------------





[other corporate names or trade names if any]

                                    Exhibit 1
                                    ---------

                                   Schedule G


                               FINANCIAL COVENANTS



As used in this Agreement (including this Schedule G covenant), the following terms shall have the following meanings:

"EBITDA" shall mean, for any period, the Net Income (Loss) of Borrower for such period, plus interest expense, income tax expense, amortization expense, depreciation expense, and minus gains on sale of fixed assets, in each case, of Borrower for such period determined in accordance with GAAP to the extent included in the determination of such Net Income (Loss).

"FUNB Mortgage" shall mean the mortgage agreement dated ______ between Borrower and First Union National Bank..

"Funded Debt" shall mean, for any Person, all of such Person's Indebtedness which by the terms of the agreement governing or instrument evidencing such Indebtedness matures more than one year from, or is directly or indirectly renewable or extendible at the option of such Person under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from, the date of creation thereof, including current maturities of long-term debt, revolving credit, and short-term debt extendible beyond one year at the option of such Person.

"Net Income (Loss)" shall mean with respect to any Person and for any period, the aggregate net income (or loss) after taxes of such Person for such period, determined in accordance with GAAP.

"Scheduled Principal Payments" shall mean the scheduled principal payment of Indebtedness as follows in addition to any other scheduled payments resulting from additional Indebtedness incurred after the date hereof:

           Payment Due Date            Creditor              Amount
           -----------------------------------------------------------
           April 20, 2002            FUNB Mortgage          $14,000.00
           May 1, 2002               GE Capital             $142,857.14
           May 20, 2002              FUNB Mortgage          $14,000.00
           June 1, 2002              GE Capital             $142,857.14
           June 20, 2002             FUNB Mortgage          $14,000.00
           July 1, 2002              GE Capital             $142,857.14
           July 20, 2002             FUNB Mortgage          $14,000.00
           August 1, 2002            GE Capital             $142,857.14
           August 20, 2002           FUNB Mortgage          $14,000.00
           September 1, 2002         GE Capital             $142,857.14
           September 20, 2002        FUNB Mortgage          $14,000.00

           September 30, 2002        MARAD Bond             $1,097,320.00
           October 1, 2002           GE Capital             $428,571.42
           October 20, 2002          FUNB Mortgage          $14,000.00
           November 20, 2002         FUNB Mortgage          $14,000.00
           December 20, 2002         FUNB Mortgage          $14,000.00
           January 1, 2003           GE Capital             $428,571.42
           January 20, 2003          FUNB Mortgage          $14,000.00
           February 20, 2003         FUNB Mortgage          $14,000.00
           March 20, 2003            FUNB Mortgage          $14,000.00
           March 31, 2003            MARAD Bond             $1,097,320.00
           April 1, 2003             GE Capital             $428,571.42
           April 20, 2003            FUNB Mortgage          $14,000.00
           May 20, 2003              FUNB Mortgage          $14,000.00
           June 20, 2003             FUNB Mortgage          $14,000.00
           July 1, 2003              GE Capital             $428,571.42
           July 20, 2003             FUNB Mortgage          $14,000.00
           August 20, 2003           FUNB Mortgage          $14,000.00
           September 20, 2003        FUNB Mortgage          $14,000.00
           September 30, 2003        MARAD Bond             $548,660.00
           October 1, 2003           GE Capital             $428,571.42
           October 20, 2003          FUNB Mortgage          $14,000.00
           November 20, 2003         FUNB Mortgage          $14,000.00
           December 20, 2003         FUNB Mortgage          $14,000.00
           January 1, 2004           GE Capital             $428,571.42
           January 20, 2004          FUNB Mortgage          $14,000.00


1. Minimum EBITDA. For each Fiscal Quarter commencing with the Fiscal Quarter ending March 31, 2002, Borrower shall maintain an EBITDA (measured on a cumulative quarterly basis for the period of January 1, 2002 through and including December 31, 2002 and on a rolling twelve (12) month basis thereafter) as of the last day of each such Fiscal Quarter, of not less than the amount set forth below:

                                                             EBITDA
           For the Fiscal Quarter ending              shall not be less than
           -----------------------------              ----------------------

           March 31, 2002                                   ($100,000)
           June 30, 2002
                                      ($1,150,000)
           September 30, 2002                               ($1,9000,000)
           December 31, 2002                                ($2,400,000)
           March 31, 2003
                                      ($2,000,000)
           June 30,2003
                                      ($1,000,000)
           September 30, 2003                               ($250,000)
           December 31,2003                                  $750,000

2. Maximum Cash Burn. For each Fiscal Quarter commencing with the Fiscal Quarter ending March 31, 2002, Borrower shall maintain an EBITDA less Scheduled Principal Payments less Total Interest Expense less unfinanced Capital Expenditures (measured on a cumulative quarterly basis for the period of January 1, 2002 through and including December 31, 2002 and on a rolling twelve (12) month basis thereafter) as of the last day of each such Fiscal Quarter, of not more than the amount set forth below:

                                                       Cash Burn
         For the Fiscal Quarter ending                 shall not be more than
         -----------------------------                 -----------------------

         March 31, 2002                                   ($1,275,000)
         June 30, 2002                                    ($3,400,000)
         September 30, 2002                               ($6,400,000)
         December 31, 2002                                ($8,100,000)
         March 31, 2003                                   ($8,750,000)
         June 30,2003                                     ($7,750,000)
         September 30, 2003                               ($6,250,000)
         December 31,2003                                 ($5,500,000)

3. Minimum Tangible Net Worth. Borrower shall have, at the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending March 31, 2002, a Tangible Net Worth as of the last day of each Fiscal Quarter of not less than:

                                                        Tangible Net Worth
        For the Fiscal Quarter ending                 shall not be less than
        -----------------------------                 ----------------------

        March 31, 2002                                    ($11,000,000)
        June 30, 2002                                     ($11,500,000)
        September 30, 2002                                ($13,750,000)
        December 31, 2002                                 ($15,750,000)
        March 31, 2003                                    X1 (see below)
        June 30, 2003                                     X2 (see below)
        September 30, 2003                                X3 (see below)
        December 31, 2003                                 X4 (see below)

     "X1" shall mean the actual Tangible Net Worth calculated as of December 31, 2002 plus $500,000
     "X2" shall mean the actual Tangible Net Worth calculated as of December 31, 2002 plus $1,000,000
     "X3" shall mean the actual Tangible Net Worth calculated as of December 31, 2002 plus $1,500,000 "X4" shall mean the actual Tangible Net Worth calculated as of December 31, 2002 plus $2,000,000

For purpose of this covenant in Schedule G the following terms shall have the meanings set forth below:

"Tangible Net Worth" shall mean, with respect to any Person, at any date, Shareholder Equity less Intangible Assets, all as defined by, and determined in accordance with, GAAP.

4. Leverage Ratio. Borrower shall have, at the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending March 31, 2002, a Leverage Ratio as of the last day of each Fiscal Quarter of not more than:


                                                         Leverage Ratio
         For the Fiscal Quarter ending               shall not be more than
         -----------------------------               ----------------------

         March 31, 2002                                    1.20 : 1.00
         June 30, 2002                                     1.20 : 1.00
         September 30, 2002                                1.25 : 1.00
         December 31, 2002                                 1.30 : 1.00
         March 31, 2003                                    1.30 : 1.00
         June 30, 2003                                     1.30 : 1.00
         September 30, 2003                                1.30 : 1.00
         December 31, 2003                                 1.30 : 1.00

For purpose of this covenant in Schedule G the following terms shall have the meanings set forth below:

"Leverage Ratio" shall mean, with respect to any Person, at any date, the ratio of Total Liabilities to Tangible Assets, all as defined by, and determined in accordance with, GAAP.


5. Capital Expenditures. Borrower shall not make aggregate unfinanced (including trade-ins) Capital Expenditures in any Fiscal Year in excess of $250,000.